WINHA Partnership Agreement for Local Specialty Product Retail Stores

Party A: Zhongshan WINHA Electronic Commerce Company Limited

Address: Suite 918, Yihe Centre, No.5 Xingzhong Ave., Shiqi District, Zhongshan, People’s Republic of China 528400

Tel: +86-760-88963655                              Fax: +86-760-89888022

Party B:  ____________________

Resident Identity Card No.: ______________      Mobile:  _______________

Tel: ______________________        Fax:  ______________________

The retailing of “WINHA local specialty products” is the business managed by Party A. Prior to signing this agreement, Party A and B confirm that they had comprehensive, detailed discussions regarding WINHA’s operations, including the marketing and partnership requirements. Party B acknowledges and accepts the potential risks and benefits associated with entering into this agreement with Party A. After significant review and analysis, the parties developed and are entering into the following mutually beneficial agreement, as follows:

1.	1.Content of Partnership
1.1	WINHA’s local specialty products retail stores, along with its online and mobile app stores, collectively, comprise the WINHA local specialty products shopping platform, which is the business managed by Party A.
1.2	Party A authorizes Party B to open a WINHA local specialty products retail store in ____________(city), (province), and sell the products supplied by Party A for a fixed period of mutually agreed upon time, as set forth in Section 1.3.

1.3	This agreement shall remain in full force and effect for ______ years, starting (Month/Date/Year) and ending (Month/Date/Year).

2	Conditions and Requirements of Partnership
2.1	Party B must be either a legal business entity or a PRC citizen, and provide the following documents to Party A before signing this agreement.

Business Entity:  Business License: (copy)     Tax Registration Certificate (copy)

Individual:  Resident Identity Card (copy)

2.2	Upon signing this agreement, Party B must pay _______RMB in annual operating expenses for the term of this agreement.
2.3	Within the partnership period, Party B must pay Party A 3,000 RMB per year as an annual website management fee. Party B is exempt from a first year management fee, but such fee is due on (Month/Day) each year in all subsequent years.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

2.4	Party B shall remit an operating fee to the bank account designated by Party A within five (5) business days after signing this agreement. In return, Party A shall allow Party B to use the WINHA online shopping platform. Once service to the platform is granted, Party A will not refund the operating fee to Party B for any reason.

3	Within forty-five (45) days after signing this agreement, Party B shall provide Party A all required documents to open a WINHA specialty store, and complete the store opening process (including location selection, decoration, and purchasing inventory to set up the store). Party A reserves the right to terminate Party B’s partnership with “WINHA local specialty product retail store” if Party B fails to provide relevant documents or to finish the store opening process in a timely manner.Duties of Party A
3.1	This business operation is owned by Party A, and is entirely planned, operated and managed by Party A.
3.2	Party A shallconstruct, maintain and periodically update the WINHA online shopping platform and its mobile app store, to ensure normal operation during the effective period of this agreement.
3.3	Party A shall provide Party B with a detailed operating, managing, and marketing business proposal for the WINHA online platform as well as its local specialty retail stores.

Party A shall support and assist Party B in selecting store location, decoration, display and marketing. Party A shall assign experienced company staff to provide Party B with necessary training, guidance and supervision.

4	Rights of Party B
4.1	Party B is authorized by Party A to set up its stores and sell products under the name of “WINHA local specialty product retail store.”
4.2	Party B is permitted by Party A to access and manage, as relates to the exclusive products it sells, its online store on the WINHA e-commerce shopping platform.
4.3	Party B is authorized to use WINHA’s trademark, brand image, management technology and business model within the geographic region provided by this agreement. Party A retains sole and unilateral discretion to determine matters related to brand ownership, management and related intellectual property rights, business secrets, and all other business activities.
4.4	Party B has the right to use WINHA’s membership reward system.
4.5	Upon signing this agreement and Party A receiving all required fees from Party B, Party B shall receive 100,000 discretionary membership reward points from WINHA. In addition, for, Party B shall be credited 5% of the spending of each member registered in Party B’s retail store as commission.
4.6	Party B has the right to open additional retail stores, on its own or through sub-agents, within its exclusive geographic area. When such additional retail stores are successfully opened, Party B will receive further WINHA gift points, awards and commissions. Party B will be responsible for the management of these additional retail locations and their related online store products.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

4.7	WINHA authorizes Party B to manage all such sub-agented retail stores within its exclusive geographic area. Party B will obtain ______% of the price difference between the sales price of its sub-agented retail store and the supply price from WINHA.

5	Supply and Sales
5.1	Party B must sell high quality, 100% locally-produced specialty products from the area stated in this agreement.
5.2	Party B is must organize and purchase high quality, 100% locally-produced specialty products from the area stated in this agreement. WINHA is responsible to distribute and sell those products throughout the rest of the country.
5.3	Party B is authorized to sell products from two sources in its WINHA local specialty product retail store:
5.3.1	Specialty products from different regions supplied by WINHA
5.3.2	High quality, 100% locally-produced specialty products from the area stated in this agreement, which are purchased by Party B.
5.4	When ordering WINHA-supplied specialty products from other regions from Party A, Party B shall submit an order list in writing to Party A. Party A shall ship corresponding products in five (5) business days after receiving the request. If it is delayed, Party A shall inform Party B within eight (8) hours after receiving the list and negotiate an appropriate shipping time.
5.5	When ordering Party B-supplied specialty products from a specific region, Party A shall submit an order list in writing to Party B. After receiving the list, Party B shall ship corresponding products in five (5) business days. If it is delayed, Party B shall inform Party A within eight (8) hours after receiving the list and negotiate an appropriate shipping time.
5.6	The supplying price from Party B shall be lower than the market average supplying price for a given product. If the supplying factory’s price fluctuates, the supplying party shall notify the other party immediately, and negotiate a newly agreed upon supplying price.
5.7	Both parties shall pay off invoices in five (5) business days after products are delivered. If either party fails to do so, the shipping party has the right to collect 5% of the product’s retail price as an overdue/late charge.
5.8	During this agreement’s effective period, the supplying party shall recall any defective products immediately once any quality problems are discovered, and replace them with satisfactory products, and bear all corresponding expenses.

6	Operation and Management of Retail Stores
6.1	Party B promises to obtain all relevant and required legal, commercial and tax qualifications necessary under applicable rules, laws and regulations prior to opening a “WINHA local specialty product retail store.” The retail store operating area shall be no less than ______ square meters.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

6.2	The location of the retail store will comply with recommendations from Party B. Party B shall bear full responsibility for the retail store rental expense and related corresponding fees.
6.3	Party A will provide Party B with a uniform interior and exterior design of the store. Party B shall take into consideration and implement the decor, and bear the corresponding fees.
6.4	Party B shall display products according to the recommendations and guidance of Party A.
6.5	Uponsigning this agreement, Party B shall provide required documents to Party A, and complete the store opening process (including location selection, decoration, and purchasing inventory to set up the store). If Party B fails to provide relevant documents or to complete the store opening process, Party A shall have the right to terminate the partnership with Party B of its “WINHA local specialty product retail store.”
6.6	Party B shall sell products in its store at the price designated by Party A. The price should also comply with the corresponding product price listed on the WINHA platform. Party B shall not change the price unless authorized by Party A. If Party B violates this rule, Party A shall have the right to impose severe penalties on Party B.
6.7	When selling WINHA’s products, Party B is obligated to provide customers with detailed product and price information, and to deal with trade disputes, including customer complaints, in a timely manner.
6.8	When after-sale problems occur on the WINHA online shopping platform or with products sold by Party B, even if customers initially contact Party B to resolve a matter, Party B shall promptly notify WINHA customer service, and then expeditiously work to provide customers/clients with satisfactory solutions.

7	Party B shall operate and manage the franchise store pursuant to guidance from the “WINHA Local Specialty Products Retail Store Operating Manual.” In the event of extenuating circumstances, and specific adjustment of business practices are needed, Party B shall first obtain written permission from Party A.7. Operation and Management of Online Stores
7.1	After signing this agreement, Party A shall provide Party B with access to the WINHA online store in seven (7) business days after receiving the project operating fee from Party B.
7.2	Party B shall provide Party A with specialty product samples and related information within thirty (30) days after signing thise agreement. Party A will check the product quality and packaging and determine whether the product originates from where indicated. Party A will also take photopictures of products, write product introductions and post product details and pricing on Party B’s portion of WINHA’s online store with Party B’s confirmation. If Party B fails to provide Party A with specialty product samples and related information within fifteen (15) days after the time limit, Party A is entitled to terminate Party B’s online store operating rights, and not refund any related fees.
7.3	Party B has the right to use Party A’s professional gift point platformmembership reward system, including its administrative and support services. Party B is given discretion to provide customers with up to 100,000 membership points Party B shall register 1,000 customers in the point platform systemto the membership system within six (6) month after Party B’s portion of the online store opens. If Party B fails to achieve this target before the deadline, Party A has the right to cancel the points provided Party B.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

7.1	Party B shall ship products in two (2) business days after receiving online orders (the day of receiving orders shall be considered as the first business day). Party B shall contact buyers promptly if there will be any delay, and inform them of the reason for the delay and a new delivery time.
7.2	Party A shall have at least 400 customer service phone lines available to deal with any problems related to product quality, shipping or logistics which might occur before and after each purchase.
7.3	If any single product provided by Party A and sold by Party B in its online store receives complaints from customers more than three times in one month, Party A has the right to require Party B to remove the product immediately. Party B must not further sell the product unless Party B immediately rectify the product in issue and receive Party A’s approval to reshelf the product..
7.4	Party B promises to sell the same products that are shown on the online store to customers. If there is any issue regarding product’s quality, packaging, sizing,safety, and/or shipping, Party B shall unconditionally provide exchange or refund the purchase amount. Party B shall bear any expenses and loss accordingly upon a post-sale review by Party A.
7.5	Based on the sales achieved by Party B, as determined only after customers receive their purchased products supplied by Party B, Party A will remit to Party B the agreed upon amount to the indicated bank account designated by Party B:_________________.

8	Privacy Policy
8.1	Both parties have the responsibility to keep all client’s information that is obtained by this agreement confidential.
8.2	Both parties agree that any Party (information receiver) will keep operating technology or any information of related Party (information provider) confidential. Any Party shall not disclose any content of confidential information to any third parties outside of this agreement at any time, unless it has obtained written consent from the information provider. Information receiver shall not copy the confidential information, unless it has written consent from information provider or it is a reasonable requirement to implement the obligations of the agreement.
8.3	The duration of maintaining confidentiality lasts for the period of this agreement plus five (5) years after the agreement expires. If any information becomes generally known to the public, the confidential obligation as pertains to that information is terminated.
8.4	If any Party violates any clause herein, the breaching party shall pay the non-breaching Party 50,000 RMB for liquidated damages and any economic losses (including but not limited to attorneys’ fees, investigation charges, and travel expenses). Upon such event, the non-breaching Party may also terminate this agreement immediately.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

9	Liability for Breach of Agreement

9.1	If any Party cannot fulfill its obligations under this agreement, it will be considered in breach of this agreement. The breaching Party shall be liable for breach of this agreement, and compensate the other Party for any corresponding economic losses. If obligations under this agreement cannot be fulfilled due to uncontrollable reasons, neither Party bears such responsibility for failure to fulfill the agreement’s terms. Both parties instead shall endeavor to resolve any issue through good faith negotiation.

9.2	If any Party breaches the agreement and causes a negative impact or economic loss on the non-breaching Party, the other Party may commence legal action against the breaching Party, requesting injunctive relief and economic compensation, which includes but is not limited to attorneys’ fees, investigation charges, and travel expenses.

10	Change and Termination
10.1	Any Party under this agreement who would like to modify the content of this agreement shall provide the other Party with a fifteen-day noticein writing. Any verbal agreement has no binding effect.
10.2	Any Party shall not terminate the agreement without reasonable grounds. Otherwise, the Party will take full responsibility for any loss and will compensate the other Party for related damages. The specific compensation amount shall be negotiated and confirmed by both parties.
10.3	Any related matters which are not covered by this agreement shall be negotiated in good faith by both parties and be included in the form of a written addendum. The addendum shall be considered inseparable from this agreement and shall enjoy the same legal force as the underlying agreement.
10.4	If obligations under this agreement cannot be fulfilled due to uncontrollable reasons, neither Party bears responsibility for such failure. This agreement is subject to the relevant national, provincial and municipal ordinance, laws and regulations.

11	Miscellaneous
11.1	This agreement must be executed in two original copies, and each Party shall receive one original copy. The agreement takes effect immediately upon the execution of both parties. The term of this agreement is _________ years, commencing from when the agreement takes effect.
11.2	Any conflicts or disputes related to this agreement and raised by either Party shall be resolved through good faith negotiations. If it cannot be resolved by such negotiations, either Party may only commence legal action lawsuit action to the court where Party A resides.
11.3	Other items: _______________________________________________________________________________

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

Party A: Zhongshan WINHA Electronic Commerce Company Limited                        Party B:

Representative:	Representative:

Tel:	Tel:

Fax:	Fax:

Date:	Date:

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com